UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2009

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrant as specified in its charter)
_______________________

Florida Florida	333-108661	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)
1000 Universal Studios Plaza Orlando, FL		32819-7610
(Address of principal executive offices)		(Zip code)

(407) 363-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2008 Report on Form 10-K filed on March 20, 2009 and our Report on Form 10-Q filed on October 20, 2009.

B. Supplemental Information

On November 9, 2009, the Registrant held a telephonic conference call. During the call, the following information was discussed by Tracey L. Stockwell, Principal Financial Officer, Universal City Development Partners, Ltd. (“UCDP”).

Thank you, and welcome to our third quarter earnings conference call. Before we get started, I'd like to spend a moment thanking our investors for their continued support through our successful refinancing which closed last week. We are pleased to continue our relationship with many of you, while we look forward to forging relationships with our new investors. Let’s get started with our attendance trends. During the third quarter, our paid attendance decreased 11% versus the prior year.  Comparisons to the prior year are difficult due to the impact of the global economic slowdown, which we believe has adversely impacted our business.  Attendance for the first nine months of 2009 was down 14% versus 2008. Attendance results during the first nine months of 2008 benefited from 2 extra days due to the timing of our fiscal calendar. In the third quarter, our domestic market experienced percentage attendance decreases in the high-single digits when compared to the prior year, while our international market attendance was down in the mid-teens when compared to 2008. On a year-to-date basis in 2009, both our domestic and international markets experienced percentage attendance decreases in the mid-teens when compared to the prior year.

Now let's turn to our financial results. During the third quarter, our total revenues decreased $38 million, or 14%, which was driven by the decrease in attendance, lower ground rent from the three on-site hotels and reduced revenues from our travel company and CityWalk operations. Combined per capita spending on admission passes, food and beverage, merchandise and other theme park related items decreased by 2%.  This decrease was primarily due to lower guest spending on food, beverage and merchandise. During the third quarter, our total operating expenses decreased by $27 million, or 14%, as all categories of operating expenses experienced favorability compared to 2008. This favorability was principally driven by three factors, including, $9 million of selling, general and administrative expense savings resulting from management’s cost savings initiatives, $7 million of volume related savings in theme park cost of goods sold, and $5 million of savings in our other operating costs and expenses category, which mainly includes expenses related to CityWalk and our travel company. Our operating income during the third quarter decreased $11 million, or 15%, compared to 2008.  However, our operating income percentage remained consistent with the prior year.

During the first nine months of 2009, our total revenues decreased $107 million, or 15%, compared to 2008, which was caused by the decrease in attendance and, again, reduced revenues from our travel company, CityWalk operations and lower ground rent from the three on-site hotels. Combined per capita spending on admission passes, food and beverage, merchandise and other theme park related items remained consistent with 2008 as favorable pricing for admission passes was offset by weakness in guest spending on food, beverage and merchandise. During the first nine months of 2009, our total operating expenses decreased by $86 million, or 15%, as all categories of operating expenses experienced favorability compared to 2008. This favorability resulted from a mixture of cost reductions and volume-related savings. Despite the decrease in revenue, our cost discipline allowed us to maintain our operating income percentage year-over-year while increasing our EBITDA margin percentage by more than 1 percentage-point. It is noteworthy that our cost containment initiatives have been accomplished without sacrificing the guest experience as we have continued to deliver top quality service and entertainment while introducing new content such as the Hollywood Rip Ride RockitSM coaster.

For the first nine months of 2009, UCDP produced $162 million in operating cash flow, which was down $36 million compared to 2008.  This unfavorability in cash flows was principally due to the reduction in our net income of $22 million. Additionally, UCDP experienced a $7 million reduction in working capital primarily due to reductions in our deferred revenue balance compared to the prior year. Cash used in investing activities consisted mainly of $103 million in capital expenditures versus $98 million in the prior year. For UCDP, cash used in financing activities during the first nine months of 2009 principally related to distributions paid to Universal City Florida Holding Co. I and Universal City Florida Holding Co. II (collectively "Holdings") of $60 million. Approximately $33 million of this total was distributed to our Partners for their respective income tax liability stemming from our 2008 earnings, as required by our partnership agreement. The remainder, approximately $27 million, was primarily made to fund Holdings' interest payments. Holdings generated operating cash flow of $141 million, which is $162 million of operating cash flows generated at UCDP less the Holdings interest payments.

At the end of the third quarter, we believe we were in compliance with all of our required financial ratios. Additionally, we had $100 million in availability under our revolver, and UCDP had cash of $82 million with an incremental $15 million at Holdings for a consolidated total of $97 million.

Heading into the fourth quarter, we will continue to focus on our cost initiatives while maintaining our strong guest satisfaction. Additionally, we are still investing significantly in new content for our parks. For instance, we are making progress on our construction and are looking forward to the opening of the Wizarding World of Harry PotterTM, a fully-immersive themed-area containing multiple attractions, shops and eating establishments. We believe this continued investment will position us well for an economic recovery.

C.     Forward-Looking Information

Certain information included in this Current Report on Form 8-K may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements give the Registrants current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this Statement are forward-looking statements. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future or conditional verbs, such as “will,” “should,” “could” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved.

Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to: the risks and uncertainties relating to the global recession and its duration, severity and impact on overall consumer activity; the substantial indebtedness of us and of our subsidiaries; competition within the Orlando theme park market; our dependence on Vivendi Universal Entertainment and its affiliates; the loss of material intellectual property rights used in our business; the risks inherent in deriving substantially all of our revenues from one location; the dependence of our business on air travel; the loss of key distribution channels for pass sales; publicity associated with accidents occurring at theme parks; the seasonality of our business; risks related to unfavorable outcomes of our legal proceedings; and the additional risks set forth in our Report on Form 10-K as filed with the SEC on March 20, 2009, and our Report on Form 10-Q as filed with the SEC on October 20, 2009, including those under the heading “Risk factors.” There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report. The Registrants caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K or as of the date of the report or document in which they are contained, and the Registrants undertake no obligation to update such information. The Registrants urge you to carefully review and consider the disclosures made in this Current Report on Form 8-K that attempt to advise interested parties of the risks and factors that may affect their business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.
Date: November 9, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UCDP FINANCE, INC.
Date: November 9, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer